UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2012 (February 8, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2011, Metro Bancorp, Inc. (“Metro”) disclosed on its Current Report on Form 8-K that Peter M. Musumeci, Jr., formerly Senior Loan Officer of Metro Bank, a wholly-owned subsidiary of Metro, had entered into an agreement dated June 13, 2011 (“Consulting Agreement”) with the Bank to serve as a consultant to the Bank's lending functions. On and effective February 8, 2012, the parties entered into Amendment No. 1 to Consulting Agreement. The Amendment reduces the monthly fee to be paid Mr. Musumeci to $12,000. All other provisions of the Consulting Agreement, as modified by Addendum No. 1, effective October 17, 2011, concerning confidentiality of customer information remain unchanged.
The foregoing description of the agreement with Mr. Musumeci is not complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto which contains the Consulting Agreement, Addendum No. 1 and Amendment No. 1 to the Consulting Agreement.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1
Consulting Agreement by and between Peter M. Musumeci, Jr. and Metro Bancorp, Inc. and Metro Bank, dated June 13, 2011, and modified by Addendum No. 1 effective October 17, 2011 and Amendment No. 1 dated February 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
(Registrant)

Date: February 13, 2012	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     DESCRIPTION
----------------     -----------------------

10.1
Consulting Agreement by and between Peter M. Musumeci, Jr. and Metro Bancorp, Inc. and Metro Bank, dated June 13, 2011, and modified by Addendum No. 1 effective October 17, 2011 and Amendment No. 1 dated February 8, 2012.